  As filed with the Securities and Exchange Commission on September 25, 2000
                              File No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               ISONICS CORPORATION
                               -------------------
               (Exact name of Registrant as specified in charter)


                 California                                 77-0338561
                 ----------                                 ----------
       (State or other jurisdiction                      (I.R.S. Employer
     of incorporation or organization)                  Identification No.)


                              5906 McIntyre Street
                             Golden, Colorado 80403
                                 (303) 279-7900
                             ----------------------
     (Address, including zip code and telephone number, including area code of registrant's principal executive offices)


                          James E. Alexander, President
                              5906 McIntyre Street
                             Golden, Colorado 80403
                                 (303) 279-7900
                             ----------------------
  (Name, address, including zip code and telephone number, including area code, of agent for service)

          It is requested that copies of all correspondence be sent to:
                         Herrick K. Lidstone, Jr., Esq.
                             Norton - Lidstone, P.C.
                           5445 DTC Parkway, Suite 850
                         Englewood, Colorado 80111-3053
                         Telephone Number (303) 221-5552
                         Facsimile Number (303) 221-5553

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [xx]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

Title of Shares to   Amount to be       Proposed maximum        Proposed maximum            Amount of
  be registered       registered         aggregate price    aggregate offering price     Registration Fee
                                            per unit
Common (1)            3,304,471            $ 3.812500       $ 12,598,295.69                  $ 4,345
Common (2)            1,180,333            $ 3.812500          4,500,019.56                    1,552
Common (3)                  690            $ 0.177101                122.20                        1
Common (3)              304,098            $ 0.578800            176,011.92                       61
Common (3)               50,000            $ 1.250000             62,500.00                       22
Common (3)                2,761            $ 1.416515              3,911.00                        1
Common (3)               50,000            $ 1.500000             75,000.00                       26
Common (3)               70,000            $ 3.000000            210,000.00                       72
Common (3)            2,296,667            $ 3.750000          8,612,501.25                    2,970
Common (3)               39,578            $ 5.800000            229,552.40                       79
Common (4)               20,000            $ 1.187500             23,750.00                        8
Common (4)               20,000            $ 1.650000             33,000.00                       11
Common (4)               30,000            $ 2.080000             62,400.00                       22
Common (4)               20,000            $ 2.375000             47,500.00                       16
Common (4)               50,000            $ 3.500000            175,000.00                       60
Common (4)               30,000            $ 6.125000            183,750.00                       63
Common (4)               20,000            $ 7.312500            146,250.00                       50
                      ---------                             ---------------                  -------
Total                 7,488,598                             $ 27,139,564.02                  $ 9,359


     Pursuant to Rule 416 of the Securities Act of 1933 and as required by
Section 2(a) of the registration rights agreement between the Company and the Selling Stockholder, this registration statement shall be deemed to cover such additional shares as may be issued to the Selling Shareholder to prevent dilution resulting from future dividends, stock distributions, stock splits or similar transactions.

     (1) Shares which are held by certain persons referred to as "Selling Shareholders" herein. The registration fee is based on the last sale price quoted on the Nasdaq SmallCap Market on August 28, 2000, ($3-13/16, or in decimal form $3.8125) pursuant to Rule 457(c).

     (2) Shares which are issuable pursuant to conversion rights for Series A Preferred Stock that are outstanding. The registration fee is based on the last sale price quoted on the Nasdaq SmallCap Market on August 28, 2000, ($3-13/16, or in decimal form $3.8125) pursuant to Rule 457(g)(3).

     (3) Shares which are issuable pursuant to the exercise of outstanding common stock purchase warrants. The registration fee is based on the exercise price of the Warrants pursuant to Rules 457(a) and (g).

     (4) Shares which are issuable pursuant to the exercise of outstanding options to purchase common stock. The registration fee is based on the exercise price of the Warrants pursuant to Rules 457(a) and (g).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

               Subject to Completion, Dated September 25, 2000
                                   PROSPECTUS
                                   ----------
                               ISONICS CORPORATION

                        7,488,598 Shares of Common Stock
                   Offered for Resale by Selling Shareholders

     This Prospectus relates to the sale to the public of up to 7,488,598 shares of common stock of Isonics Corporation, a California corporation (the "Company" or "Isonics"), which are being offered and sold by the selling shareholders named on page 19 below, collectively referred to herein as the "Selling Shareholders." The shares being offered by the Selling Shareholders include:

          3,304,471 shares currently outstanding;

          1,180,333 shares issuable upon conversion of outstanding shares of our Series A Preferred Stock;

          2,813,794 shares issuable upon the exercise of outstanding common stock purchase warrants exercisable at prices ranging from $0.177101 to $5.800000; and

            190,000 shares issuable upon the exercise of outstanding common stock purchase options exercisable at prices ranging from $1.187500 to $7.312500.


     Our common stock is listed for trading on the Nasdaq SmallCap Market under the symbol "ISON." On September 22, 2000, our common stock's last reported sale price on the Nasdaq SmallCap Market was $3.00 per share.

     We will not receive any money from the sale of the shares, although we will receive from $0 to approximately $10,000,000 to the extent any of the Selling Shareholders exercise outstanding warrants or options for cash. We will pay all expenses incurred in connection with this offering except commissions and discounts, which any of the Selling Shareholders may pay to underwriters, dealers, brokers or agents.

     The Selling Shareholders have advised us that none of them has made any commitments with respect to the sale of the shares, but that they may sell the shares from time-to-time on the Nasdaq SmallCap Market; in the over-the-counter market outside of Nasdaq; or in negotiated transactions other than the Nasdaq SmallCap Market or the over-the-counter market. Any of these sales may involve block transactions. The Selling Shareholders have advised us that any of them may sell the Shares at market prices at the time of sale, at prices related to prevailing market prices at the time of sale, or at other negotiated prices.

     THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 7. We have not authorized anyone to give information or to make any representation other than as contained in this prospectus in connection with the offering described herein.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this prospectus is September ____, 2000.

                      HOW TO OBTAIN ADDITIONAL INFORMATION

     We file annual, quarterly, proxy statements, and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document we have filed with the SEC in its public reference room at 450 Fifth Street N.W. Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-432-0330. The SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding companies, including those that Isonics files electronically with the SEC.

     We also furnish Annual Reports to our shareholders that contain audited financial information.

     This prospectus is part of a registration statement (on Form S-3) we have filed with the SEC relating to this exchange offer and our Common Stock described in this prospectus. As permitted by the SEC rules, this prospectus does not contain all of the information contained in the registration, accompanying exhibits and schedules we file with the SEC. You may refer to the registration, the exhibits and schedules for more information about our Company and our Common Stock. The registration statement, exhibits, and schedules are also available at the SEC's public reference rooms or through its EDGAR database on the Internet.

     You should rely only on the information contained or incorporated by reference in this prospectus. Isonics has not authorized anyone to provide you with information that is different from what is contained in this prospectus. You should not assume that the information contained in this prospectus is accurate as of any date other than the date set forth on the front cover of this prospectus.

                       DOCUMENTS INCORPORATED BY REFERENCE

     The SEC allows us to "incorporate by reference" the information in documents we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. These documents provide a significant amount of information about us. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.

(1) Our Annual Report on Form 10-KSB for the fiscal year ended April 30, 2000, as amended.

(2) Our Quarterly Report on Form 10-QSB for the quarter ended July 31, 2000, filed on September 18, 2000.

(3) Our Current Report on Form 8-K, reporting an event of August 17, 2000, describing the Company's extension of its exchange offer regarding its Class A Warrants.

(4) Our proxy statement for our annual meeting of shareholders scheduled to be held October 11, 2000.

(5) Our Registration Statement on Form 8-A filed on August 20, 1997, registering our common stock and Class A Redeemable Common Stock Purchase Warrants under the Securities Exchange Act of 1934, as amended by a Form 8-A/A1 filed on March 10, 2000.

(6) Our Registration Statement on Form 8-A filed on May 30, 2000, registering our Class B Common Stock purchase Warrants and our Class C Redeemable Common Stock Purchase Warrants under the Securities Exchange Act of 1934.

     We also incorporate by reference any future filings we may make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act before the termination of this offering.

     We have not authorized any person to give any information, which is inconsistent with information contained in or incorporated into this prospectus. You should not rely on any inconsistent information.

     Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

     You may request a copy of these filings or a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, at no cost, by writing us or calling us at the following address and telephone number:

          Isonics Corporation
          5906 McIntyre Street
          Golden, CO 80403
          Telephone No.:  (303) 279-7900
          Facsimile No.:  (303) 279-7300


Additionally, the documents are available electronically in the EDGAR database on the web site maintained by the SEC. You can find this information at http://www.sec.gov.

              NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS

     In our effort to make the information in this prospectus more meaningful, this prospectus contains both historical and forward-looking statements. All statements other than statements of historical fact are forward-looking statements within the meanings of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this prospectus are not based on historical facts, but rather reflect the current expectations of our management concerning future results and events.

     The forward-looking statements generally can be identified by the use of terms such as "believe," "expect," "anticipate," "intend," "plan," "foresee," "likely," "will" or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals are, or may be, forward-looking statements.

     Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Isonics to be different from any future results, performance and achievements expressed or implied by these statements. You should review carefully all information, including the financial statements and the notes to the financial statements included in this prospectus. In addition to the factors discussed under "Risk Factors," the following important factors could affect future results, causing the results to differ materially from those expressed in the forward-looking statements in this prospectus:


     -    demand for, and acceptance of, our materials;

     -    changes in development, distribution and supply relationships;

     -    the impact of competitive products and technologies;

     - the risk of operations in Russia, the Republic of Uzbekistan, and the Republic of Georgia;

     -    dependence on future product development;

     -    the possibility of future customer concentration;

     -    our dependence on key personnel;

     -    the volatility of our stock price; and

     -    the impact of new technologies.

     These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in the forward-looking statements in this prospectus. Other unknown or unpredictable factors also could have material adverse effects on the future results of Isonics. The forward-looking statements in this prospectus are made only as of the date of this prospectus and Isonics does not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances. Isonics cannot assure you that projected results will be achieved.

                               PROSPECTUS SUMMARY

     YOU SHOULD READ THE FOLLOWING SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION REGARDING OUR COMPANY AND THE COMMON STOCK BEING OFFERED BY THE SELLING SHAREHOLDERS, AS WELL AS OUR FINANCIAL STATEMENTS AND NOTES TO THOSE STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS AND IN THE DOCUMENTS INCORPORATED BY REFERENCE.

ISONICS CORPORATION

     Isonics is an advanced materials and technology company, which develops and commercializes products based on enriched stable and radioactive isotopes. The Common Stock of Isonics is traded on the Nasdaq SmallCap Market under the symbol "ISON." The market for our stock has historically been characterized generally by low volume and broad price and volume volatility. We cannot give any assurance that a stable trading market will develop for our stock.

     The address of our principal executive offices and our telephone and facsimile numbers at that address are:


          Isonics Corporation
          5906 McIntyre Street
          Golden, Colorado 80403
          Telephone No.:  (303) 279-7900
          Facsimile No.:  (303) 279-7300

THE SECURITIES

     Currently the only class of our securities for which there is a public market is our Common Stock. As of September 20, 2000, there were 11,439,326 shares of our Common Stock outstanding. If all of the options and warrants described in this Prospectus are exercised, and all of the shares of Series A Preferred Stock described herein are converted (of which there can be no assurance), there would be an additional 4,184,127 shares outstanding. See "Description of Securities" commencing on page 35, of this Prospectus.

THE OFFERING

     The Selling Shareholders are offering up to 7,488,598 shares of Common Stock (the "Shares"). Of these:

     - 3,304,471 shares are currently issued and outstanding, and are held by thirty-one (31) Selling Shareholders;

     - 1,180,333 shares are issuable pursuant to conversion of 1,180,333 shares of our Series A Preferred Stock which is currently outstanding and held by thirteen (13) Selling Shareholders;

     - 2,813,794 shares are issuable to twenty-six (26) Selling Shareholders should they exercise outstanding common stock purchase warrants exercisable at prices ranging from $0.177101 to $5.800000; and

     - 190,000 shares are issuable to seven (7) Selling Shareholders (including three who are directors) should they exercise outstanding options to purchase common stock exercisable at prices ranging from $1.187500 to $7.312500.

     The Selling Shareholders will receive all of the proceeds from the offer and sale of the Shares. The Company will receive proceeds to the extent any of the Selling Shareholders exercise the Warrants or Options for cash.

     The Company will pay the costs related to the filing of the registration statement in which this Prospectus is included. The Selling Shareholders will pay their own expenses related to the offer and sale of the Shares, including any underwriter discounts or commissions.


                                  RISK FACTORS

     An investment in Isonics Corporation common stock is one of high risk. You should carefully consider the risks described below before deciding whether to invest in Isonics Corporation. If any of the contingencies discussed in the following paragraphs or other materially adverse events actually materialize, the business, financial condition and results of operations could be materially and adversely affected. In such a case, the trading price of our Common Stock could decline, and you could lose all or part of your investment.

HISTORY OF LOSSES; ENGAGING IN NEW LINES OF BUSINESS

     We have not operated profitably to date since inception. Through October 31, 1999 (the end of our fiscal quarter immediately preceding the sale of our depleted zinc business to Eagle-Picher), we recognized accumulated losses of more than $4,500,000 notwithstanding receiving substantial revenues from the sale of depleted zinc and other products, and we recognized operating losses for the year ended April 30, 2000 of $2,401,000, and for the quarter ended July 31, 2000, of $993,000. We recognized net income for the year ended April 30, 2000 only because of the gain recognized on the sale of our depleted zinc assets to Eagle-Picher.

     The depleted zinc business had accounted for a significant portion of our revenues during the past fiscal years. Following the sale of our depleted zinc business, our primary risk is our reliance on products that have to date not produced significant revenues. We have historically, and expect to continue to, operate with little backlog and a significant portion of our net revenues have been, and we believe will continue to be, derived from a limited number of orders that are processed and shipped in the same quarter in which the orders are received. These orders are primarily for radioisotopes. The timing of such orders and their fulfillment has caused, and is likely to continue to cause, material fluctuations in our operating results. Our expense levels are relatively fixed, and prior quarters have indicated these factors will affect our operating results for future periods.

     We are engaging in research and development to diversify our business and to expand other lines of our business. We are now seeking to identify and evaluate a variety of new stable isotope products and potential markets for economic and technical feasibility. We will continue to fund research and development to improve technologies for isotope separation and materials processing technologies. During fiscal 2000, 1999, and 1998, research and development expenses were $1,224,000, $1,155,000, and

$811,000, respectively. We cannot offer any assurance that our current or future lines of business and our research and development efforts will be profitable. See "Management's Discussion and Analysis."

RELATIONSHIP WITH CERTAIN SUPPLIERS AND AVAILABILITY OF RAW MATERIALS

     Related to, but separate from, the sale of the depleted zinc business, we contemporaneously signed a ten-year Supply Agreement by which we will have the exclusive right to purchase quantities of isotopically pure silicon-28, silicon-29, and silicon-30, and a non-exclusive right to purchase quantities of isotopically pure carbon-12 and carbon-13 produced by Eagle-Picher from its current and planned facilities in Oklahoma. The Supply Agreement locks-in what we believe is a favorable purchase price for the aforementioned isotopes. As partial consideration for the exclusivity provision, we agreed to pay Eagle-Picher a fee equal to 3.0% of the net revenues from all sales made by us of products incorporating enriched silicon isotopes supplied by Eagle-Picher. We can offer no assurance that Eagle-Picher will be able to produce isotopes meeting the specifications of the Supply Agreement for delivery to Isonics by December 31, 2000. A delay in Eagle-Picher's ability to begin production could force us to seek other suppliers. As of September 20, 2000, Eagle-Picher had not delivered any silicon-28. Eagle-Picher representatives have informed us that they intend to honor their delivery commitment of 200 kilograms by December 31, 2000.

LIMITED SOURCES FOR RAW MATERIALS

     Stable isotopes constitute the principal raw material required for the manufacture of our products. The principal sources for enriched stable isotopes are suppliers in Russia, Uzbekistan, and the Republic of Georgia. Oak Ridge National Laboratory in Oak Ridge, Tennessee, which relies on government funding for continuing production, and certain foreign facilities in the world including private and pseudo-governmental organizations in Great Britain, Germany, The Netherlands and the Republic of South Africa, have the potential to produce stable isotopes, and in certain cases, actually produce isotopes. Although currently enriched stable isotopes are also available from additional foreign sources, there can be no assurance that there will continue to be an adequate supply of enriched stable isotopes. Although we expect that our current supply contracts will be sufficient to produce most isotopes, the production processes require various proprietary separation techniques, which although developed by our suppliers, may not have all been tested to date and as to the success of which there can be no assurance. These limited sources of raw materials may result in an inability to deliver radioisotopes or other isotopes in accordance with our contractual requirements (whether or not the failure is our fault) and possibly resulting in liability related to such failure.

OPERATIONS IN RUSSIA, THE REPUBLIC OF UZBEKISTAN, AND THE REPUBLIC OF GEORGIA

     Operations in Russia, Republic of Uzbekistan ("Uzbekistan"), and the Republic of Georgia ("Georgia") entail certain risks. Recently, the former republics of the Soviet Union including Uzbekistan and Georgia have experienced political, social and economic change as they obtained independence from the former central government in Moscow. Certain of the republics, including Russia, Uzbekistan, and Georgia, have attempted to transition from a central-controlled economy toward a market-based economy. These changes have involved, in certain cases, armed conflict. The political or economic instability in these republics may continue or even worsen. The supply of stable isotopes could be directly affected by political, economic and military conditions in Russia, Uzbekistan, and Georgia. Accordingly, our operations could be materially adversely affected if hostilities in Russia, Uzbekistan, or Georgia should occur, if trade between Russia, Uzbekistan, or Georgia and the United States were interrupted, if political conditions in Russia, Uzbekistan, or Georgia disrupt transportation or processing concerning our goods, if laws or government policies concerning foreign business operations in Russia, Uzbekistan, or Georgia change substantially, or if tariffs are introduced.

DEPENDENCE ON FUTURE PRODUCT DEVELOPMENT

     On December 1, 1999, we sold our depleted zinc business, which provided 21% and 35% of our revenues in fiscal 2000 and 1999, respectively. As a result our future operations will be more heavily dependent upon our ability to develop new products using stable and radioisotopes and to market and sell those products profitably. While we have a high degree of confidence we can be successful, we can expect to incur significant operating losses until we are able to do so. Our ability to develop, market and sell these products will depend on our suppliers' (including Eagle-Picher) ability to meet our demand for stable and radioisotopes, as well as, other suppliers who modify the chemical and physical forms of these isotopes. There can be no assurance that we will be able to develop products that can be profitably marketed and sold.

CUSTOMER CONCENTRATION

     Prior to fiscal 1999, substantially all of our net revenues in any particular period have been attributable to a limited number of customers, primarily General Electric Corporation. Consistent with our historical experience, our quarterly results during fiscal year 2000 were affected materially by the level of orders received from a limited number of significant depleted zinc users during such quarters and product shipments by us to our depleted zinc customers during such period. Despite the sale of the depleted zinc business, we continue to be subject to a certain degree of variability based on the timing of sales of our stable and radioisotopes orders. We cannot be assured that our principal customers will continue to purchase our products. A decrease in or loss of orders from one or more major customers would have a material and adverse effect on our financial condition and results of operations.

     While our goal is to diversify our customer base, we expect to continue to depend upon a relatively small number of customers for a significant percentage of our revenues for the foreseeable future. Significant reductions in sales to any of our large customers have had and may in the future have a material adverse effect on us. We cannot guarantee that present or future customers will not terminate their arrangements with us or significantly change, reduce or delay the amount of manufacturing services ordered from us. A termination of a manufacturing relationship or change, reduction or delay in orders could harm us.

FACTORS AFFECTING OPERATING RESULTS; VARIABILITY OF ORDERS

     We operate with little backlog. A significant portion of our net revenues have been, and we believe will continue to be, derived from a limited number of orders that are processed and shipped in the same quarter in which the orders are received. The timing of such orders and their fulfillment has caused, and is likely to continue to cause, material fluctuations in our operating results. Our expense levels are relatively fixed, and as has been the case in prior quarters, these factors will affect our operating results for future periods.

MANAGEMENT OF GROWTH

     We have experienced periods of rapid growth that have placed a significant strain on our financial and managerial resources. Our ability to manage growth effectively, particularly given our increasing scope of operations, will require us to continue to implement and improve our management, operational, and financial information systems, as well as to develop the management skills of our personnel and to train, motivate and manage our employees. Our failure to effectively manage growth could have a material adverse effect on our business, financial condition and results of operations.

DEPENDENCE ON KEY PERSONNEL

     Our future success will depend in significant part upon the continued service of our key technical, sales and senior management personnel, including James E. Alexander, our President and Chief Executive Officer; Boris Rubizhevsky, our Senior Vice President, Isotope Production and Supply; Robert Cuttriss, President of Interpro; and Herbert Hegener, Managing Director of Chemotrade. We maintain $1,000,000 of key man life insurance on the lives of Messrs. Alexander, Rubizhevsky and Cuttriss and all are covered by employment agreements extending through September 2001, 2002, and 2003, respectively (although the individuals may terminate these agreements prematurely, in their discretion). Mr. Hegener is covered by an employment agreement extending through the year 2001. We believe that our future success will depend in large part upon our ability to attract and retain qualified personnel for our operations. The failure to attract or retain such persons could materially adversely affect our business, financial condition and results of operations.

POSSIBLE NEED FOR ADDITIONAL FINANCING

     We anticipate no need for additional financing in the next twelve months, but we do anticipate a need for a substantial amount of financing after our current fiscal year ending April 30, 2001. Factors that may lead to a need for additional financing include:


     - delays in Eagle-Picher's production of silicon and carbon isotopes from its plant in Oklahoma, and the resulting delays in their delivery of the isotopes to us under the terms of the supply agreement;

     - unanticipated expenses in developing our new products or in producing or marketing our existing products;

     - the necessity of having to protect and enforce our intellectual property rights;

     -    technological and market developments; and

     - a corporate decision to expand our production capacity through capital investment or acquisition.

     The exercise of the Class A Warrants, the Class B Warrants, or the Class C Warrants will provide us with some additional financing, but we cannot offer any assurance that any warrants will be exercised. The unavailability of additional financing, when needed, could have a material adverse effect on our business.

NO ASSURANCE AS TO VALIDITY OF INTELLECTUAL PROPERTY RIGHTS

     We rely primarily on a combination of trade secrets, confidentiality procedures and contractual provisions to protect our technology. Despite our efforts to protect our rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary. Policing unauthorized use of our technology and products is difficult. In addition, the laws of many countries do not protect our rights in information, materials and intellectual property that we regard as proprietary and that are protected under the laws of the United States. There can be no assurance that our means of protecting our rights in proprietary information, materials and technology will be adequate or that our competitors will not independently develop similar information, technology, or intellectual property.

     We currently have no patents in our own name and have not filed any patent applications. We have rights to several isotopically engineered innovations regarding electronic and optical materials that we believe may be patentable. Ongoing work in the area of isotope separation by chemical means may also lead to patentable inventions. In such cases, we intend to file patent applications for some of these modifications, improvements, and inventions and to protect others as trade secrets. There can be no assurance, however, that patents on such modifications, improvements or inventions will be issued or, if issued, that such patents or modifications and improvements protected as trade secrets will provide meaningful protection.

     Third parties may have filed applications for or have been issued patents and may obtain additional patents and proprietary rights related to products or processes competitive with or similar to those of Isonics. We may not be aware of all patents potentially adverse to our interests that may have been issued to others and there can be no assurance that such patents do not exist or have not been filed or may not be filed or issued. If patents have been or are issued to others containing preclusive or conflicting claims and such claims are ultimately determined to be valid, we may be required to obtain licenses thereto or to develop or obtain alternate technology. There can be no assurance that such licenses, if required, would be available on commercially acceptable terms, if at all, or that we would be able to develop or obtain alternate technology, which would have a material adverse effect on our business.

     There can be no assurance that the validity of any of the patents licensed to, or that may in the future be owned by us would be upheld if challenged by others in litigation or that our products or technologies, even if covered by our patents, would not infringe patents owned by others. We could incur substantial costs in defending suits brought against us, or any of our licensors, for infringement, in suits by us against others for infringement, or in suits contesting the validity of a patent. Any such proceedings may be protracted. In any suit contesting the validity of a patent, the patent being contested would be entitled to a presumption of validity and the contesting party would be required to demonstrate invalidity of such patent by clear and convincing evidence. If the outcome of any such litigation were adverse to our interests, our business would be materially adversely affected.

     In certain instances, we may choose not to seek patent protection and may rely on trade secrets and other confidential know-how to protect our innovations. There can be no assurance that protectable trade secrets or know-how will be established, or if established, that they will remain protected or that others will not independently and lawfully develop similar or superior innovations. We require all employees to sign intellectual property assignment and non-disclosure agreements. In certain instances, we will enter into agreements with our employees pursuant to which the employee will be entitled to a small royalty with respect to products developed by Isonics based upon the employee's inventions. In addition, all directors, consultants and other parties to whom confidential information has been or will be disclosed have or will execute agreements containing confidentiality provisions. There can be no assurance, however, that any such intellectual property assignment agreements and confidentiality agreements will be complied with or will be enforceable.

COMPETITION AND RISK OF TECHNOLOGICAL OBSOLESCENCE

     Within the United States, we believe there currently is no producer of a full range of stable enriched isotopes for commercial sale. The U.S. government produces isotopes, but primarily for research purposes. There can be no assurance that a third party will not contract with the U.S. government to acquire isotopes for commercial sale. Outside the United States, many countries and businesses produce stable and radioactive isotopes. Some of these businesses have substantially greater capital and other resources than do we.

     Further, it is possible that future technological developments may occur, and these developments may render our radioisotopes and stable isotopes obsolete or non-competitive.

     Rapidly changing technology and continuing process development characterize the market for our manufacturing services. We believe that our future success will depend in large part upon our ability to develop and market manufacturing services which meet changing customer needs, maintain technological leadership and successfully anticipate or respond to technological changes in manufacturing processes on a cost-effective and timely basis. We cannot guarantee that our process development efforts will be successful.

     In the future, we may face substantial competition, and we may not be able to compete successfully against present or future competitors.

ENVIRONMENTAL COMPLIANCE

     We are subject to a variety of federal, state, and local environmental regulations relating to the use, storage, discharge and disposal of hazardous chemicals used during the manufacturing process. While we believe that we are in compliance with all environmental regulations, if we fail to comply with present and future regulations we could be subject to future liabilities or the suspension of production. In addition, these regulations could restrict our ability to expand our facilities or could require us to acquire costly equipment or to incur other significant expenses to comply with governmental regulations. Historically, our costs of compliance with environmental regulations have not been material.

CONTROL BY DIRECTORS AND OFFICERS

     Even if all of the Class A Warrants are exercised (which we cannot assure), our directors and officers will beneficially own 44.0% of the outstanding shares of Common Stock as of August 29, 2000, the date of this prospectus, and, accordingly, will have the ability to elect a majority of the directors of Isonics and otherwise control the company.

PRODUCT LIABILITY EXPOSURE AND INSURANCE

     The use of our radioisotopes in radiopharmaceuticals and in clinical trials may expose us to potential product liability risks that are inherent in the testing, manufacture, marketing and sale of human diagnostic and therapeutic products. We currently have product liability insurance; however, there can be no assurance that a product liability or other claim would not materially and adversely affect our business or financial condition.

PRICE VOLATILITY

     The trading price of our securities has been subject to wide fluctuations in response to quarter-to-quarter variations in operating results, our announcements of technological innovations or new products by us or our competitors, and other events or factors. The securities markets have from time to time experienced significant price and volume fluctuations that may be unrelated to the operating performance of particular companies. Announcements of delays in our testing and development schedules, technological innovations or new products by Isonics or our competitors, developments or disputes concerning patents or proprietary rights, regulatory developments in the United States and foreign countries, public concern as to the safety of products containing radioactive compounds and economic and other external factors, as well as period-to-period fluctuations in our financial results, may have a significant impact on the market price of our securities. In addition, the realization of any of the risks described in these "Risk Factors" could have a significant and adverse impact on such market prices

PENNY STOCK REGULATIONS

     Although our Common Stock is currently quoted on the Nasdaq SmallCap Market, our Common Stock has been subject to additional disclosure requirements for penny stocks mandated by the Securities Enforcement Remedies and Penny Stock Reform Act of 1990. The SEC Regulations generally define a penny stock to be an equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith. We have, at times in the recent past, been included within the SEC Rule 3a-51 definition of a penny stock. When our common stock is considered to be a "penny stock", trading is covered by Rule 15g-9 promulgated under the Securities Exchange Act of 1934 for non-Nasdaq and non-national securities exchange listed securities. Under such rule, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. The regulations on penny stocks limit the ability of broker-dealers to sell our Common Stock and thus the ability of purchasers of our Common Stock to sell their securities in the secondary market. To the extent we are able to maintain our listing on the Nasdaq SmallCap Market, we will not be subject to these penny stock rules.

POTENTIAL ADVERSE MARKET IMPACT OF SHARES ELIGIBLE FOR FUTURE SALE

     Our stock price may be hurt by future sales of our shares or the perception that such sales may occur. As of the date of this Prospectus, approximately 9,084,237 shares of Common Stock held by existing stockholders constitute "restricted shares" as defined in Rule 144 under the Securities Act. These shares may only be sold if they are registered under the Securities Act or sold under Rule 144 or another exemption from registration under the Securities Act. Sales under Rule 144 are subject to the satisfaction of certain holding periods, volume limitations, manner of sale requirements, and the availability of current public information about us. Of the aforementioned 9,084,237 "restricted shares", 2,609,580 shares will become unrestricted because of their inclusion in this prospectus. The number of "restricted shares" after this prospectus will be 6,474,657.

     A substantial portion all of our restricted shares of Common Stock are either eligible for sale pursuant to Rule 144 or have been registered under the Securities Act for resale by the holders, including the Common Stock covered by this Prospectus. This will permit the sale of registered shares of Common Stock in the open market or in privately negotiated transactions without compliance with the requirements of Rule 144. We are unable to estimate the amount, timing or nature of future sales of outstanding Common Stock. Sales of substantial amounts of our Common Stock in the public market may hurt the stock's market price.

EFFECT OF OUTSTANDING CONVERTIBLE PREFERRED STOCK, OPTIONS, AND WARRANTS

     As of September 20, 2000, we had outstanding preferred stock convertible into and options and warrants to purchase an aggregate of 5,872,479 shares of Common Stock. As long as these shares of convertible preferred stock remain outstanding and the options and warrants remain unexercised, the terms under which we could obtain additional capital may be adversely affected. Moreover, the holders of the convertible preferred stock, options and warrants may be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital by a new offering of our securities on terms more favorable than those provided by these securities.

ANTI-TAKEOVER PROVISIONS

     Our Articles of Incorporation authorize the issuance of "blank check" preferred stock with such designations, rights, and preferences as may be determined by our Board of Directors. Accordingly, the Board of Directors may, without stockholder approval, issue shares of preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our Common Stock. Preferred stock could also be issued to discourage, delay or prevent a change in our control, although we do not currently intend to issue any additional series of our preferred stock.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Our Bylaws provide for indemnification of officers and directors to the full extent permitted by California law. We may be required to pay certain judgments, fines and expenses incurred by an officer or director, including reasonable attorneys' fees, as a result of actions or proceedings in which such officers and directors are involved by reason of being or having been an officer or director.

NO DIVIDENDS ANTICIPATED TO BE PAID

     We have never paid any cash dividends on our Common Stock and we do not anticipate paying cash dividends on our Common Stock in the future. The future payment of dividends is directly dependent upon our future earnings, capital requirements, financial requirements and other factors to be determined by our Board of Directors. It is anticipated that future earnings if any, which may be generated from our operations will be used to finance our growth, and that cash dividends will not be paid to our stockholders

RISK OF FORWARD-LOOKING INFORMATION

     We have included a significant amount of forward-looking information in this prospectus. Because it is not possible to predict the future, there is a significant risk that the forward-looking information will prove to be incorrect, and perhaps materially incorrect.

                                   WHO WE ARE

     Our corporate name is "Isonics Corporation." We are an advanced materials and technology company, which develops and commercializes products created from materials whose natural isotopic ratios have been modified. An isotope is one of two or more species (or nuclides) of the same chemical element, which differ from one another only in the number of neutrons in the atom's nucleus. The different number of neutrons can create significantly different nuclear properties; the most well known of these properties is radioactivity. Radioactive isotopes (or radioisotopes) can be found in nature; however, most of our radioisotopes are man-made. Stable isotopes are not radioactive.

     To take advantage of some of these different nuclear properties--and to create our products--it is usually necessary to increase ("enrich") or decrease ("deplete") the concentration of a particular isotope or isotopes. There are over 280 naturally occurring stable isotopes of 83 different elements. The number of isotopes of any given element varies widely. Stable isotopes of a given element typically do not differ significantly in their chemical behavior. Stable isotopes of an element differ in mass and diameter, as well as several nuclear properties, such as cross-section, spin and magnetic moment. Differences in these properties can result in substantially different effects, and some of these different effects have the potential for commercial application. (Isotopes are typically referred to by their atomic mass number, which is the sum of the number of protons and neutrons in the atom's nucleus, e.g., oxygen-18 has eight protons and ten neutrons in its nucleus, and silicon-28 has fourteen protons and fourteen neutrons in its nucleus.)

     For example, in ultra chemically pure crystals, grown for electronics or optical applications, isotopic impurities are the greatest contributor to crystal disorder because of mass and diameter variations. Eliminating this disorder by using a single enriched isotope (i.e. an isotopically pure substance) results in increased thermal conductivity and optical transparency, and thus in improved product performance. Similarly, enriching or depleting isotopes based upon their nuclear cross-sections allows materials to be engineered for applications in the nuclear power industry, for controlled doping of some semiconductors in the computer industry, and for use as targets to produce radioisotopes for the life sciences and other industries.

     Another example is labeling or tagging of materials. By varying the natural abundance of isotopes present in the material, the material acquires its own unique mass and/or nuclear magnetic signature. This process "tags" the material, and most importantly, does not change a given material's chemical properties. Though chemically equivalent, the "tagged" material is discernible from unlabeled materials through the use of several types of instruments including mass spectrometers.

     Enriched stable isotopes may be thought of as extremely pure materials. Not only are they chemically pure, but also consist primarily of only one isotope depending on the level of enrichment. This extra degree of purification, accomplished on the sub-atomic level, provides enhanced performance properties compared to normal (chemical only) purity materials. Depleted isotopes are typically processed further, and the elimination (or reduction in level) of an isotope, or isotopes, prevents the creation of undesirable byproducts in these subsequent processing steps. In some instances the undesirable byproducts are produced during the intended use of the non-depleted isotope material.

     Stable isotopes have commercial uses in several areas, including: energy generation; medical research, diagnostics, and drug development; product tagging and stewardship; semiconductors; and optical materials. We have successfully developed and commercialized several isotope products and intend to promote the emergence and growth of new stable isotope applications. The radioactive isotopes

(or radioisotopes) we produce and sell are typically used in medical diagnostic, treatment, and therapy applications. In most cases we first produce an enriched or depleted stable isotope "target," which is then exposed to an appropriate form of radiation to create a specific radioisotope.

     A key property of a radioisotope is its half-life. The half-life is a measure of how fast a radioisotope decays into either a stable isotope or another radioisotope. Since most radioisotopes used in life science applications have short half-lives, they are rarely found in nature. Therefore these isotopes have to be made from a target material, usually in a nuclear reactor or a cyclotron, and usually used immediately. A nuclear reactor or a cyclotron generates the appropriate form of radiation required to convert the target material into the desired radioisotope.

     Today our isotope business addresses the material needs of two primary markets: life sciences and semiconductor materials. While we currently are focusing on these two markets, we continually evaluate other applications for both stable and radioisotopes. We also sell isotopes for use in basic scientific research and certain specific industrial applications. We believe our core competency is our ability to identify, develop, source, and commercialize products and services based on isotopically engineered materials.

     We were formed in March 1992, as a partnership, and were subsequently incorporated in California in March 1993, as A&R Materials, Inc. In September 1996, we changed our name to Isonics Corporation. Our principal executive offices are located at 5906 McIntyre Street, Golden, Colorado 80403. Our telephone number is (303) 279-7900, and our facsimile number is (303) 279-7300. Our web site can be found at www.isonics.com.


                                 USE OF PROCEEDS

     The Selling Shareholders named in this Prospectus will receive all proceeds from the sale of the Shares offered and sold under this Prospectus.

     If and to the extent any Selling Shareholder exercises any of the outstanding warrants and options for cash, we will receive proceeds equal to the aggregate exercise price of the warrants and options, which may be $0.00 or as much as $10,000,000, if all of the warrants and options are exercised for cash. Some of the warrants allow the holder to effect a "cashless" exercise of the warrants which would eliminate the cash we may receive, but which would also reduce the number of shares issuable upon exercise. The warrants and options are described under the caption "Selling Shareholders." Any proceeds we may receive from the exercise of any warrants or options will be used for working capital. We cannot offer any assurance that any warrants or options will be exercised.

     We will not receive any proceeds should any holder of our Series A Preferred Stock elect to convert their shares of Series A Preferred Stock into shares of common stock for sale under this Prospectus.

     The Selling Shareholders will pay any selling commissions and expenses they may incur for brokerage, accounting, tax, legal services or other expenses relating to the disposition of their shares, as well as any transfer taxes on the shares that they sell. We will bear all other costs, fees and expenses relating to the registration of the shares, including, without limitation, all registration and filing fees, Nasdaq listing fees, fees and expenses of our counsel, fees of our accountants, and blue sky fees and expenses.

                              SELLING SHAREHOLDERS

     This Prospectus includes:

     -    3,304,471 shares of common stock which are already outstanding;

     - an additional 1,180,333 shares issuable upon conversion of shares of our outstanding Series A Preferred Stock.

     - an additional 2,813,794 shares issuable upon exercise of warrants, at prices ranging from $0.177101 to $5.800000, which have been outstanding for more than one year; and

     - an additional 190,000 shares issuable upon exercise of options, at prices ranging from $1.187500 to $7.312500, which have been outstanding for up to more than three (3) years; and

     We have issued the shares, warrants and Series A Preferred Stock in a series of private placements during a period starting in January 1996 through July 2000. The options have been issued to employees and others who have performed services for us during the same period. We have set forth in the following table, to our knowledge, information about the selling stockholders as of September 20, 2000, or such later date as the selling stockholders have provided the information. We have calculated beneficial ownership based on SEC requirements, and the information we have included regarding beneficial ownership is not necessarily indicative of beneficial ownership for any other purpose. Unless we otherwise indicate below, each stockholder named in the table has sole voting and investment power with respect to all shares he, she or it beneficially owns, subject to applicable community property laws. We have based the percentage calculated for each selling stockholder upon the sum of the "Common Stock" and "Common Stock Issuable Upon Exercise of Warrants and Conversion of Preferred Stock" columns.

     Any material relationship the selling stockholders have had with Isonics during the past three years is described in the notes to the Table below

     We do not know when or in what amounts the Selling Shareholders may offer Shares for sale. The Selling Shareholders may decide not to sell all or any of the shares that this prospectus covers. Because the Selling Stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares that the Selling Shareholders will hold after completion of the offering, we cannot estimate the number of the shares that the Selling Shareholders will hold after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, the Selling Shareholders will hold none of the shares that this prospectus covers.

--------------------- ----------- ------------------------------------ ------------------ ----------------------------------
Name of Selling       Material          Common Stock Beneficially                Common Stock         Common Stock to be
Shareholder(s)        Relationship      Owned Prior to Offering                  Offered Pursuant     Beneficially Owned After
                      to Issuer (or                                              to this              Offering Assuming All
                      predecessor                                                Prospectus           Shares Offered are Sold
                      or affiliate)
                      within past
                      three years
--------------------- ----------------- ---------------------------------------- -------------------- --------------- --------------
                                        Common     Common         Common                              Common Stock    Percent
                                        Stock      Stock          Stock
                                        owned      Issuable       Issuable
                                                   upon           upon
                                                   exercise       Conversion
                                                   of             of
                                                   Warrants       Preferred
                                                   or Options     Stock
--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------
Mr. James C. Estep,   None.             38,490     None.          None.          38,490 common        None.           0.0%.
Jr. & Mrs. Virginia                     common                                   shares
Estep (1)                               shares
--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------
Mr. James C. Estep,   None.             38,490     None.          None.          38,490 common        None            0.0%.
III (2)                                 common                                   shares
                                        shares
--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------
Mr. & Mrs. Paul       None.             2,071      4,755          None.          6,826 common         None            0.0%.
Catuna, Sr. (3)                         common     common                        shares
                                        shares     shares
--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------
Mr. & Mrs. Paul       Yes.              58,726     2,274          None.          59,877 common        1,123 common    Less than
Catuna, Jr. (4)       See Note (5).     common     common                        shares               shares          0.1%.
                                        shares     shares
--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------
Mr. & Mrs. Manny &    None.             38,626     None.          None.          38,626 common        None.           0.0%.
Phyllis Eiden (6)                       common                                   shares
                                        shares
--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------
Mr. & Mrs. Gutel &    None.             37,626     None.          None.          37,626 common        None.           0.0%.
Maria Rubirzewski (7)                   common                                   shares
                                        shares
--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------
Dr. & Mrs. Stephen    Yes.              96,325     192,887        None.          94,337 common        194,875 common  Approximately
J. & Jacqueline       See Note (9).     common     common                        shares               shares.         1.2%.
Burden (8)                              shares     shares
--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------
The Jacques Delente   Yes.              329,974    None.          None.          329,974 common       None.           0.0%
Revocable Trust,      See Note (11).    common                                   shares
Mr. Jacques Delente,                    shares
Trustee (10)
--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------
Martin Laurent (12)   Yes.              81,378     None.          None.          34,641 common        46,737 common   Approximately
                      See Note (13).    common                                   shares               shares          0.3%
                                        shares
--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------

--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------
Ms. Lindsay Gardner   Yes.              249,761    40,000         None.          289,761 common       None.           0.0%
& Mr. Henry Eng (14)  See Note (15).    common     common                        shares
                                        shares     shares
--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------
Simera                None.             155,317    86,000         None.          240,817 common       500 common      Less than
International, Inc.                     common     common                        shares               shares          0.1%.
(16)                                    shares     shares
--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------
Deere Park Capital,   None.             99,392     None.          None.          99,391 common        1 common share  Less than
LLC, (17)                               common                                   shares                               0.1%.
                                        shares
--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------
Mr. Larry J. Wells,   Yes.              77,241     30,000         None.          107,241 common       None.           0.0%
DayStar Partners,     See Note (19).    common     common                        shares
L.P. (18)                               shares     shares
--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------
Growth Capital        None.             99,332     None.          None.          99,332 common        None.           0.0%
Resources (20)                          common                                   shares
                                        shares
--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------
Mr. Don Hateley (21)  None.             None.      231,529        None.          231,529 common       None.           0.0%
                                                   common                        shares
                                                   shares
--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------
Mr. Alan Nopar (22)   None.             None.      60,820         None.          60,820 common        None.           0.0%
                                                   common                        shares
                                                   shares
--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------
Mr. Jonathan Blau     None.             None.      11,749         None.          11,749 common        None.           0.0%
(23)                                               common                        shares
                                                   shares
--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------
Adam-Cedlinden Co.    None.             None.      66,667         66,667         133,334 common       None.           0.0%
General Partnership                                common         common         shares
II (24)                                            shares         shares
--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------
Adam Smith            Yes.              None.      113,334        113,334        226,668 common       None.           Not Applicable
Investments, Ltd.     See Note (26).               common         common         shares
(25)                                               shares         shares
--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------
Adam Smith            Yes.              None.      553,334        553,334        1,106,668 common     None.           Not Applicable
Investment            See Note (26).               common         common         shares
Partners, L.P. (27)                                shares         shares
--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------
Adam-The Fisher       None.             None.      100,000        100,000        200,000 common       None.           0.0%
Fund General                                       common         common         shares
Partnership II (28)                                shares         shares
--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------
Anfel Trading, Ltd.   Yes.              333,334    333,334        None.          666,668 common       None.           0.0%
(29)                  See Note (30).    common     common                        shares
                                        shares     shares
--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------


--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------
Mr. Herschel P.       None.             None.      6,666          6,666          13,332 common        None.           0.0%
Berkowitz (31)                                     common         common         shares
                                                   shares         shares
--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------
Fairway Investors,    None.             None.      200,000        200,000        400,000 common       None.           0.0%
LLC (32)                                           common         common         shares
                                                   shares         shares
--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------
FBE Finvest LLC (33)  None.             None.      66,667         66,667         133,334 common       None.           0.0%
                                                   common         common         shares
                                                   shares         shares
--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------
Mr. Adolph Grossman   None.             None.      6,666          6,666          13,332 common        None.           0.0%
(34)                                               common         common         shares
                                                   shares         shares
--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------
Mr. & Mrs. Richard    Yes.              None.      20,000         20,000         40,000 common        None.           0.0%
and Ana Grossman,     See Note (26).               common         common         shares
JTWROS (35)                                        shares         shares
--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------
Mr. Orin Hirschman    None.             None.      20,000         20,000         40,000 common        None.           0.0%
(36)                                               common         common         shares
                                                   shares         shares
--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------
Mr. James Kardon (37) None.             3,000      6,666          3,666          13,332 common        None.           0.0%
                                        common     common         common         shares
                                        shares     shares         shares
--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------
Dr. Harry Lawroski    None.             None.      16,667         16,667         33,334 common        None.           0.0%
(38)                                               common         common         shares
                                                   shares         shares
--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------
Mr. Paul Packer (39)  None.             None.      6,666          6,666          13,332 common        None.           0.0%
                                                   common         common         shares
                                                   shares         shares
--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------
Adam Smith & Co.      Yes.              None.      500,000        None.          500,000 common       None.           Not Applicable
(40)                  See Note (26).               common                        shares
                                                   shares
--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------
Pictet & Cie.         None.             133,333    183,333        None.          316,666 common       None.           0.0%
Asignee for Anne                        common     common                        shares
Marie Barth (41)                        shares     shares
--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------
Mr. Herbert Hegener   Yes.              143,365    35,000         None.          178,365 common       None.           0.0%
 (42)                 See Note (43)     shares     shares                        shares

--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------
Mr. Helmut Swyen      None.             127,865    35,000         None.          162,865 common       None.           0.0%
(44)                                    shares     common                        shares
                                                   shares
--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------

--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------
Mr. Michael           None.             None.      15,000         None.          15,000 common        None.           0.0%
Alferieff (45)                                     common                        shares
                                                   shares
--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------
Dr. Eugene Haller     None.             None.      30,000         None.          30,000 common        None.           0.0%
(46)                                               common                        shares
                                                   shares
--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------
Mr. Steven Nagler     None.             None.      15,000         None.          15,000 common        None.           0.0%
(47)                                               common                        shares
                                                   shares
--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------
Mr. Mammen Thomas     None.             None.      20,000         None.          20,000 common        None.           0.0%
(48)                                               common                        shares
                                                   shares
--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------
Cameron Associates,   None.             25,000     None.          None.          25,000 common        None.           0.0%
Inc. (49)                               common                                   shares
                                        shares
--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------
Mr. James E.          Yes.              2,076,779  25,000         None.          228,738 common       1,848,041       Approximately
Alexander (50)        See Note (51).    common     common                        shares               common shares   11.5%
                                        shares     shares
--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------
Mr. & Mrs. Boris      Yes.              1,822,460  55,833         None.          331,768 common       1,546,525       Approximately
and Nancy             See Note (53).    common     common                        shares               common stock    9.9%
Rubizhevsky, JTWROS                     shares     shares
(52)
--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------
Mr. Richard Parker    Yes.              None.      40,000         None.          40,000 common        None.           0.0%
(54)                  See Note (55).               common                        shares
                                                   shares
--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------
Isoserve, Inc. (56)   None.             51,699     46,667         None.          98,366 common        None.           0.0%
                                        common     common                        shares
                                        shares     shares
--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------
Mr. John P. de        None.             266,667    66,667         None.          133,334 common       200,000 common  Approximately
Neufville (57)                          common     common                        shares               shares          1.3%
                                        shares     shares
--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------
Mr. Joe Friscia (58)  Yes.              126,563    None.          None.          126,563 common       None.           0.0%
                      See Note (59).    common                                   shares
                                        shares
--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------
Mr. Soren Bilde (60)  None.             137,594    None.          None.          137,594 common       None.           0.0%
                                        common                                   shares
                                        shares
--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------
Dr. Robert Cuttriss   Yes.              287,982    20,000         None.          287,982 common       20,000 common   Approximately
(61)                  See Note (62).    common     common                        shares               shares          0.1%
                                        shares     shares
--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------
Dr. Daniel J. Grady   Yes.              18,804     222,965        None.          14,545 common        227,224 common  Approximately
(63)                  See Note (64).    common     common                        shares               shares          1.5%
                                        shares     shares
--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------

--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------
The James & Carol     Yes.              45,455     None.          None.          45,455 common        None.           0.0%
Foundation, Inc.      See Note (66).    common                                   shares
(65)                                    shares
--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------
The Geneva Group,     None.             4,000      None.          None.          4,000 common         None.           0.0%
Inc. (67)                               common                                   shares
                                        shares
--------------------- ----------------- ---------- -------------- -------------- -------------------- --------------- --------------

     Percentages in the above table were calculated using the following denominator:

                         DESCRIPTION                                                               AMOUNT
Current Common Stock Shares Outstanding                                                         11,439,326
Shares Outstanding based on conversion of Class A Preferred Stock                                1,180,333
Shares Outstanding based on exercise of Common Stock purchase warrants                           2,813,794
Shares Outstanding based on exercise of options to purchase Common Stock                           190,000
                                                                                                ----------
Total Common Stock Shares Outstanding                                                           15,623,453


     Based on information the Selling Shareholders have given to us, none of the Selling Shareholders own, directly or indirectly, shares of our Common Stock other than listed above.


1) Mr. James C. Estep, Jr. & Mrs. Virginia Estep acquired 38,490 shares of Common Stock in March 2000 by exercising three warrants granted on September 30, 1997. The warrants were exercised in part by surrendering shares of Common Stock and in part by using the inherent value of the warrants. Mr. and Mrs. Estep, Jr. own no additional shares of our Common Stock

2) Mr. James C. Estep, III acquired 38,490 shares of Common Stock in March 2000 by exercising three warrants granted on September 30, 1997. The warrants were exercised in part by surrendering shares of Common Stock and in part by using the inherent value of the warrants. Mr. Estep, III, owns no additional shares of our Common Stock.

3) Mr. & Mrs. Paul J. Catuna, Sr., acquired 2,071 shares of Common Stock in July 1998 by exercising for cash one warrant granted on September 30, 1997. The Selling Shareholder also owns 4,755 warrants granted on September 30, 1997 per the following terms: a) Bridge Loan Warrant (#W2-14), 2,071 warrants, exercise price = $1.416515, granted on September 30, 1997, and expires on September 27, 2001. b) Bridge Loan Warrant (#W4-14), 2,684 warrants, exercise price = $5.800000, granted on September 30, 1997, and expires on September 27, 2001.

4) Mr. & Mrs. Paul J. Catuna, Jr., holds 58,726 shares of Common Stock and 2,274 warrants to purchase shares of Common Stock. Of the 58,726 shares of Common Stock owned by the Selling Shareholder, 57,603 shares of Common Stock are included herein and were issued in March 2000. In addition, the Selling Shareholder continues to own 2,274 warrants, which are included herein, that were granted on September 30, 1997, and expire on September 27, 2001, according to the following terms:

     a)   Bridge Loan Warrant (#W1-13), 690 warrants, exercise price = $0.177101

     b)   Bridge Loan Warrant (#W2-13), 690 warrants, exercise price = $1.416515

     c)   Bridge Loan Warrant (#W4-13), 894 warrants, exercise price = $5.800000

5) Mr. Paul J. Catuna, Jr. was the Chief Financial Officer of the Company from July 1996 until February 1999.

6) Mr. Manny & Mrs. Phyllis Eiden currently hold 38,626 shares of Common Stock as a result of Warrant exercises in July 1998 and March 2000. The warrants were exercised in part by payment of cash and in part by using the inherent value of the warrants. Mr. and Mrs. Eiden own no additional shares of our Common Stock

7) Mr. Gutel & Mrs. Maria Rubirzewski currently hold 37,626 shares of Common Stock as a result of Warrant exercises in July 1998 and March 2000. The warrants were exercised in part by payment of cash and in part by using the inherent value of the warrants. Mr. and Mrs. Rubirzewski own no additional shares of our Common Stock.

8) Dr. Stephen J. & Mrs. Jacqueline Burden currently hold 96,325 shares of Common Stock and options to purchase 192,887 shares of Common Stock. Of these holdings, 94,337 shares of Common Stock are included herein. Dr. and Mrs. Burden acquired 61,004 shares of Common Stock as a result of warrant exercises in March 2000. The warrants were exercised in part by surrender of shares and in part by using the inherent value of the warrants. Dr. and Mrs. Burden acquired an additional 33,333 shares of Common Stock in June 2000 upon conversion of 33,333 shares of Class A Convertible Preferred Stock (received in a private placement of Class A Convertible Preferred Stock and Warrants described in our FY 2000 Annual Report on Form 10-KSB, which is incorporated into this prospectus by reference) at a conversion rate of one share of Preferred Stock to one share of Common Stock.

9) Dr. Stephen J. Burden is currently an affiliate of Isonics Corporation. Dr. Burden is the Vice-President - Semiconductor Materials.

10) The Jacques Delente Revocable Trust, Mr. Jacques J. Delente, Trustee, currently holds 329,974 shares of Common Stock all of which are being included herein. These shares of Common Stock were obtained by the exercise of options and warrants. The options were exercised in part by payment of cash and in part by the surrender of shares of Common Stock. The warrants were exercised in part by payment of cash, and in part by using the inherent value of the warrants. The Jacques Delente Revocable Trust owns no additional shares of our Common Stock.

11) Mr. Jacques J. Delente is currently an employee, and has been an affiliate of, Isonics Corporation in the past three years.

12) Mr. Martin S. & Mrs. Leslie J. Laurent currently holds 81,378 shares of Common Stock, of which 34,641 shares of Common Stock are being included herein. The 34,641 shares of Common Stock included herein were obtained by the exercise of warrants. The warrants were exercised in part by using the inherent value of the warrants, and in part by the surrender of shares of Common Stock. The other 46,737 shares of Common Stock were obtained by the exercise of options by payment of cash. Mr. and Mrs. Laurent own no additional shares of our Common Stock.

13) Mr. Martin S. Laurent was an employee of Isonics Corporation from November 1995 through December 1999.

14) Ms. Lindsay A. Gardner & Mr. Henry Eng currently hold 249,761 shares of Common Stock and options to purchase 40,000 shares of Common Stock. Ms. Gardner and Mr. Eng acquired 172,783 shares of Common Stock by payment in cash upon the incorporation of the Company in March 1993, and 76,978 shares of Common Stock as a result of warrant exercises in March 2000. The warrants were exercised in part by surrender of shares and in part by using the inherent value of the warrants. The options were granted to Ms. Gardner in her capacity as a director as follows: a) 20,000 options granted May 21, 1998, exercisable at $2.3750 per share, expiring May 21, 2003. b) 10,000 options granted October 5, 1998, exercisable at $1.1875 per share, expiring October 5, 2003. c) 10,000 options granted April 26, 2000, exercisable at $6.1250 per share, expiring April 26, 2005.

15) Ms. Lindsay A. Gardner is an affiliate as a member of the Company's Board of Directors.

16) Simera International, Inc. currently holds 155,317 shares of Common Stock, of which 154,817 shares of Common Stock are included herein, and 86,000 warrants to purchase shares of Common Stock, all of which are included herein. The Selling Shareholder acquired 127,209 shares of Common Stock upon the conversion of $127,209.00 of debt owed by the Company to the Selling Shareholder in April 1999, and 27,608 shares of Common Stock from the exercise of warrants by payment of cash in July 1998. The warrants owned by the Selling Shareholder are described as follows:

     a) 36,000 warrants at an exercise price of $5.8000, granted on September 27, 1996, and which expire on September 27, 2001

     b) 25,000 warrants at an exercise price of $2.2500, granted on March 1, 1999, and which expire on February 28, 2004

     c) 25,000 warrants at an exercise price of $1.5000, granted on April 22, 1999, and which expire on April 21, 2004.

17) Deere Park Capital, LLC. currently holds 99,392 shares of Common Stock, of which 99,391 shares of Common Stock are included herein. The Selling Shareholder acquired 99,391 shares of Common Stock from the exercise of warrants by payment of cash in January 2000.

18) Mr. Larry J. Wells and DayStar Partners, L.P. currently hold 77,241 shares of Common Stock and options to purchase 30,000 shares of Common Stock. The Selling Shareholder acquired 77,241 shares of Common Stock as a result of warrant exercises in March 2000. The warrants were exercised by using the inherent value of the warrants. The warrants were in the name of DayStar Partners, L.P., of which an affiliate owned by Mr. Wells is general partner and in which Mr. Wells owns a 9.9% equity interest. The options were granted to Mr. Wells in his capacity as a director as follows: a) 20,000 options granted January 30, 2000, exercisable at $7.3125 per share, expiring January 29, 2005 b) 10,000 options granted April 26, 2000, exercisable at $6.1250 per share, expiring April 26, 2005

19) Mr. Larry J. Wells is an affiliate as a member of the Company's Board of Directors as of January 2000. Mr. Wells previously served on the Company's Board of Directors from 1996 to 1998.

20) Growth Capital Resources currently holds 99,332 shares of Common Stock. The Selling Shareholder obtained the 99,332 shares of Common Stock through the exchange of three warrants in September 2000.

21) Mr. Don Hateley currently holds a warrant for 231,529 shares of common stock granted on October 1, 1996, and expiring on September 30, 2001, exercisable at $0.57876 per share.

22) Mr. Alan Nopar currently holds a warrant for 60,820 shares of common stock granted on October 1, 1996, and expiring on September 30, 2001, exercisable at $0.57876 per share.

23) Mr. Jonathan Blau currently holds a warrant for 11,749 shares of common stock granted on October 1, 1996, and expiring on September 30, 2001, exercisable at $0.57876 per share.

24) Adam-Cedlinden Co. General Partnership II holds 66,667 warrants and 66,667 shares of Class A Convertible Preferred Stock. The warrants and shares were received in a private placement of Class A Convertible Preferred Stock and Warrants described in our FY 2000 Annual Report on Form 10-KSB, which is incorporated into this prospectus by reference, as set forth below:

     a) 66,667 warrants exercisable at $3.75 per share, granted July 29, 1999, and expire July 29, 2002.

     b) 66,667 shares of Class A Convertible Preferred Stock, with a conversion rate of one share of preferred stock to one share of Common Stock, and a liquidation preference of $1.50 per share.

25) Adam Smith Investments, Ltd. holds 113,334 warrants and 113,334 shares of Class A Convertible Preferred Stock. The warrants and shares were received in a private placement of Class A Convertible Preferred Stock and Warrants described in our FY 2000 Annual Report on Form 10-KSB, which is incorporated into this prospectus by reference, as set forth below:

     a) 113,334 warrants exercisable at $3.75 per share, granted July 29, 1999, and expire July 29, 2002.

     b) 113,334 shares of Class A Convertible Preferred Stock with a conversion rate of one share of preferred stock to one share of Common Stock and a liquidation preference of $1.50 per share.

26) Mr. Richard Grossman is a beneficial owner of approximately 16.3% of the Company's common stock. Mr. Grossman's beneficial ownership includes beneficial ownership of 1,186,668 warrants and 686,668 shares of Class A Convertible Preferred Stock. The warrants exercisable at $3.75 per share, granted July 29, 1999, and expire July 29, 2002. The shares of Class A Convertible Preferred Stock have a conversion rate of one share of preferred stock to one share of Common Stock and a liquidation preference of $1.50 per share. These shares are distributed as follow:

     a) 20,000 shares of Class A Convertible Preferred Stock and 20,000 warrants owned of record and beneficially by Richard Grossman.

     b) 553,334 shares of Class A Convertible Preferred Stock and 553,334 warrants owned of record and beneficially by Adam Smith Investment Partners, L.P.

     c) 113,334 shares of Class A Convertible Preferred Stock and 113,334 warrants owned of record and beneficially by Adam Smith Investments, Ltd.

     d) 500,000 warrants owned of record and beneficially by Adam Smith & Company, Inc.

27) Adam Smith Investment Partners, L.P. holds 553,334 warrants and 553,334 shares of Class A Convertible Preferred Stock. The warrants and shares were received in a private placement of Class A Convertible Preferred Stock and Warrants described in our FY 2000 Annual Report on Form 10-KSB, which is incorporated into this prospectus by reference, as set forth below:

     a) 553,334 warrants exercisable at $3.75 per share, granted July 29, 1999, and expire July 29, 2002.

     b) 553,334 shares of Class A Convertible Preferred Stock with a conversion rate of one share of preferred stock to one share of Common Stock and a liquidation preference of $1.50 per share.

28) Adam-The Fisher Fund General Partnership II, holds 100,000 warrants and 100,000 shares of Class A Convertible Preferred Stock. The warrants and shares were received in a private placement of Class A Convertible Preferred Stock and Warrants described in our FY 2000 Annual Report on Form 10-KSB, which is incorporated into this prospectus by reference, as set forth below:

     a) 100,000 warrants exercisable at $3.75 per share, granted July 29, 1999, and expire July 29, 2002.

     b) 100,000 shares of Class A Convertible Preferred Stock with a conversion rate of one share of preferred stock to one share of Common Stock and a liquidation preference of $1.50 per share.

29) Anfel Trading, Ltd. holds 333,334 warrants and 333,334 shares of Common Stock. The warrants were received in a private placement of Class A Convertible Preferred Stock and Warrants described in our FY 2000 Annual Report on Form 10-KSB, which is incorporated into this prospectus by reference. The 333,334 warrants are exercisable at $3.75 per share, granted July 29, 1999, and expire July 29, 2002. The 333,334 shares of Common Stock were issued upon the conversion of 333,334 shares of Class A Convertible Preferred Stock with a conversion rate of one share of preferred stock to one share of Common Stock and a liquidation preference of $1.50 per share, in September 2000.

30) Anfel Trading, Ltd. Anfel Trading, Ltd. is a beneficial owner of approximately 5.7% of the Company's common stock.

31) Mr. Herschel P. Berkowitz holds 6,666 warrants and 6,666 shares of Class A Convertible Preferred Stock. The warrants and shares were received in a private placement of Class A Convertible Preferred Stock and Warrants described in our FY 2000 Annual Report on Form 10-KSB, which is incorporated into this prospectus by reference, as set forth below:

     a) 6,666 warrants exercisable at $3.75 per share, granted July 29, 1999, and expire July 29, 2002.

     b) 6,666 shares of Class A Convertible Preferred Stock with a conversion rate of one share of preferred stock to one share of Common Stock and a liquidation preference of $1.50 per share.

32) Fairway Investors, LLC. holds 200,000 warrants and 200,000 shares of Class A Convertible Preferred Stock. The warrants and shares were received in a private placement of Class A Convertible Preferred Stock and Warrants described in our FY 2000 Annual Report on Form 10-KSB, which is incorporated into this prospectus by reference, as set forth below:

     a) 200,000 warrants exercisable at $3.75 per share, granted July 29, 1999, and expire July 29, 2002.

     b) 200,000 shares of Class A Convertible Preferred Stock with a conversion rate of one share of preferred stock to one share of Common Stock and a liquidation preference of $1.50 per share.

33) FBE Finvest LLC. holds 66,667 warrants and 66,667 shares of Class A Convertible Preferred Stock. The warrants and shares were received in a private placement of Class A Convertible Preferred Stock and Warrants described in our FY 2000 Annual Report on Form 10-KSB, which is incorporated into this prospectus by reference, as set forth below:

     a) 66,667 warrants exercisable at $3.75 per share, granted July 29, 1999, and expire July 29, 2002.

     b) 66,667 shares of Class A Convertible Preferred Stock with a conversion rate of one share of preferred stock to one share of Common Stock and a liquidation preference of $1.50 per share.

34) Adolph Grossman holds 6,666 warrants and 6,666 shares of Class A Convertible Preferred Stock. The warrants and shares were received in a private placement of Class A Convertible Preferred Stock and Warrants described in our FY 2000 Annual Report on Form 10-KSB, which is incorporated into this prospectus by reference, as set forth below:

     a) 6,666 warrants exercisable at $3.75 per share, granted July 29, 1999, and expire July 29, 2002.

     b) 6,666 shares of Class A Convertible Preferred Stock with a conversion rate of one share of preferred stock to one share of Common Stock and a liquidation preference of $1.50 per share.

35) Mr. Richard Grossman holds 20,000 warrants and 20,000 shares of Class A Convertible Preferred Stock. The warrants and shares were received in a private placement of Class A Convertible Preferred Stock and Warrants described in our FY 2000 Annual Report on Form 10-KSB, which is incorporated into this prospectus by reference, as set forth below:

     a) 20,000 warrants exercisable at $3.75 per share, granted July 29, 1999, and expire July 29, 2002.

     b) 20,000 shares of Class A Convertible Preferred Stock with a conversion rate of one share of preferred stock to one share of Common Stock and a liquidation preference of $1.50 per share.

36) Mr. Orin Hirschman holds 20,000 warrants and 20,000 shares of Class A Convertible Preferred Stock. The warrants and shares were received in a private placement of Class A Convertible Preferred Stock and Warrants described in our FY 2000 Annual Report on Form 10-KSB, which is incorporated into this prospectus by reference, as set forth below:

     a) 20,000 warrants exercisable at $3.75 per share, granted July 29, 1999, and expire July 29, 2002.

     b) 20,000 shares of Class A Convertible Preferred Stock with a conversion rate of one share of preferred stock to one share of Common Stock and a liquidation preference of $1.50 per share.

37) Mr. James Kardon holds 6,666 warrants, 3,666 shares of Class A Convertible Preferred Stock, and 3,000 shares of Common Stock. The 3,000 shares of Common Stock were obtained upon the conversion of 3,000 shares of Class A Convertible Preferred Stock in September 2000. The warrants and shares of Class A Convertible Preferred Stock were received in a private placement of Class A Convertible Preferred Stock and Warrants described in our FY 2000 Annual Report on Form 10-KSB, which is incorporated into this prospectus by reference, as set forth below:

     a) 6,666 warrants exercisable at $3.75 per share, granted July 29, 1999, and expire July 29, 2002.

     b) 3,666 shares of Class A Convertible Preferred Stock with a conversion rate of one share of preferred stock to one share of Common Stock and a liquidation preference of $1.50 per share.

38) Dr. Harry Lawroski holds 16,667 warrants and 16,667 shares of Class A Convertible Preferred Stock. The warrants and shares were received in a private placement of Class A Convertible Preferred Stock and Warrants described in our FY 2000 Annual Report on Form 10-KSB, which is incorporated into this prospectus by reference, as set forth below:

     a) 16,667 warrants exercisable at $3.75 per share, granted July 29, 1999, and expire July 29, 2002.

     b) 16,667 shares of Class A Convertible Preferred Stock with a conversion rate of one share of preferred stock to one share of Common Stock and a liquidation preference of $1.50 per share.

39) Mr. Paul Packer holds 6,666 warrants and 6,666 shares of Class A Convertible Preferred Stock. The warrants and shares were received in a private placement of Class A Convertible Preferred Stock and Warrants described in our FY 2000 Annual Report on Form 10-KSB, which is incorporated into this prospectus by reference, as set forth below:

     a) 6,666 warrants exercisable at $3.75 per share, granted July 29, 1999, and expire July 29, 2002.

     b) 6,666 shares of Class A Convertible Preferred Stock with a conversion rate of one share of preferred stock to one share of Common Stock and a liquidation preference of $1.50 per share.

40) Adam Smith & Co holds 500,000 warrants. The warrant were received in a private placement of Class A Convertible Preferred Stock and Warrants described in our FY 2000 Annual Report on Form 10-KSB, which is incorporated into this prospectus by reference. The 500,000 warrants are exercisable at $3.75 per share, were granted July 29, 1999, and expire July 29, 2002.

41) Pictet & Cie. (Assignee for Ms. Anne-Marie Barth) holds 183,333 warrants and 133,333 shares of Common Stock. Of the 183,333 warrants, 133,333 warrants were received in a private placement of Class A Convertible Preferred Stock and Warrants described in our FY 2000 Annual Report on Form 10-KSB, which is incorporated into this prospectus by reference. The 133,333 warrants are exercisable at $3.75 per share, granted July 29, 1999, and expire July 29, 2002. The 133,333 shares of Common Stock were issued upon the conversion of 133,333 shares of Class A Convertible Preferred Stock with a conversion rate of one share of preferred stock to one share of Common Stock and a liquidation preference of $1.50 per share, in May 2000. Of the 183,333 warrants, the remaining 50,000 warrants are outstanding as follows:

     a) 25,000 warrants at an exercise price of $2.2500, granted on March 1, 1999, and which expire on February 28, 2004.

     b) 25,000 warrants at an exercise price of $1.5000, granted on April 22, 1999, and which expire on April 21, 2004.

42) Mr. Herbert Hegener holds 143,365 shares of Common Stock as a result of the purchase of Chemotrade by Isonics in June 1998, and warrants to purchase 35,000 shares of common stock with an exercise price of $3.00, that were granted on June 30, 1999, and expire June 30, 2004.

43) Mr. Herbert Hegener has been an affiliate of Isonics since June 1998, as the Managing Director of the Company's wholly-owned subsidiary, Chemotrade GmbH & Co. KG, in Dusseldorf, Germany.

44) Mr. Helmut Swyen holds 127,865 shares of Common Stock as a result of the purchase of Chemotrade by Isonics in June 1998, and warrants to purchase 35,000 shares of common stock with an exercise price of $3.00, that were granted on June 30, 1999, and expire June 30, 2004.

45) Mr. Michael Alferieff holds options for 15,000 shares of Common Stock, with an exercise price of $3.50, granted July 31, 1997, and expire on July 31, 2007.

46) Dr. Eugene Haller holds options for 30,000 shares of Common Stock, with an exercise price of $2.08, granted July 31, 1997, and expire on July 31, 2007.

47) Mr. Steven Nagler holds options for 15,000 shares of Common Stock, with an exercise price of $3.50, granted July 31, 1997, and expire on July 31, 2007.

48) Mr. Mammen Thomas holds options for 20,000 shares of Common Stock, with an exercise price of $3.50, granted July 31, 1997, and expire on July 31, 2007.

49) Cameron Associates holds 25,000 shares of Common Stock granted in April 2000. The shares vest on a pro rata basis over two years beginning in April 2000.

50) Mr. James E. Alexander holds 2,076,779 shares of Common Stock and 25,000 options, of which 228,738 shares of Common Stock are included herein. The 228,738 shares of Common Stock included herein were acquired by the exercise options in October 1996.

51) Mr. Alexander has been an affiliate of Isonics since the Company's inception, and is the President, Chief Executive Officer and Chairman of the Board of Directors.

52) Mr. and Mrs. Boris and Nancy Rubizhevsky hold 1,822,460 shares of Common Stock, options to obtain 22,500 shares of Common Stock, and warrants to obtain 33,333 shares of Common Stock. The 33,333 warrants were received in a private placement of Class A Convertible Preferred Stock and Warrants described in our FY 2000 Annual Report on Form 10-KSB, which is incorporated into this prospectus by reference. Of the 298,435 shares of Common Stock included herein

     a) 33,333 shares were received by conversion of 33,333 shares Class A Convertible Preferred Stock received in a private placement of Class A Convertible Preferred Stock and Warrants described in our FY 2000 Annual Report on Form 10-KSB, which is incorporated into this prospectus by reference.

     b) 228,738 shares were obtain upon the exercise of options in October 1996. c) 36,364 shares of Common Stock were receive as a bonus in January 1999

53) Mr. Rubizhevsky has been an affiliate of Isonics since the Company's inception, and is a Senior Vice President and Vice Chairman of the Board of Directors.

54) Mr. Richard Parker holds 40,000 options to acquire shares of Common Stock. The options granted for his service as a director as follows:

          i) 20,000 options granted August 1, 1998, exercisable at $1.6500 per share, expiring August 1, 2003

          ii) 10,000 options granted October 5, 1998, exercisable at $1.1875 per share, expiring October 5, 2003

          iii) 10,000 options granted April 26, 2000, exercisable at $6.1250 per share, expiring April 26, 2005

55) Mr. Richard Parker is an affiliate as a member of the Company's Board of Directors.

56) Isoserve, Inc. holds 51,699 shares of Common Stock and 46,667 warrants to acquire Common Stock. Of the shares of Common Stock, 5,032 shares were obtained through the sale of Isoserve, Inc.'s depleted zinc business to Isonics Corporation, and 46,667 shares were obtained upon the conversion of 46,667 shares of Class A Convertible Preferred Stock (received in a private placement of Class A Convertible Preferred Stock and Warrants described in our FY 2000 Annual Report on Form 10-KSB, which is incorporated into this prospectus by reference) at a conversion rate of one share of preferred stock to one share of Common Stock.upon the conversion of preferred stock, in June 2000. The 46,667 warrants were received in a private placement of Class A Convertible Preferred Stock and Warrants described in our FY 2000 Annual Report on Form 10-KSB, which is incorporated into this prospectus by reference.

57) Mr. John P. de Neufville holds 66,667 warrants and 266,667 shares of Common Stock. The warrants were received in a private placement of Class A Convertible Preferred Stock and Warrants described in our FY 2000 Annual Report on Form 10-KSB, which is incorporated into this prospectus by reference. The 66,667 warrants are exercisable at $3.75 per share, granted July 29, 1999, and expire July 29, 2002. Of the 266,667 shares of Common Stock, the 66,667 shares of Common Stock included herein were issued upon the conversion of 66,667 shares of Class A Convertible Preferred Stock with a conversion rate of one share of preferred stock to one share of Common Stock and a liquidation preference of $1.50 per share

58) Mr. Joe Friscia holds 126,563 shares of Common Stock. The 126,563 shares of Common Stock were issued in May 2000, for the exercise in January 1999 of options.

59)  Mr. Joe Friscia was on officer of the Company until October 1998.

60) Mr. Soren Bilde holds 137,594 shares of Common Stock granted for services rendered to the Company in 1996.

61) Dr. Robert Cuttriss and Metallurgy International, Inc. hold 287,982 shares of Common Stock and 20,000 options to obtain Common Stock. The shares of Common Stock were obtained through the sale of Interpro, Inc. by Metallurgy International, Inc. (an affiliate of Dr. Cuttriss') to Isonics Corporation in May 1998, and the granting of 20,000 options on May 1, 1998, expiring May 1, 2003, and currently exercisable at $2.00 per share.

62) Dr. Cuttriss is an affiliate of the Company as President of Interpro, a wholly owned subsidiary of Isonics Corporation, and Vice President-Zinc Recovery.

63) Dr. Daniel J. Grady holds 18,804 shares of Common Stock and 222,965 options to acquire shares of Common Stock. Of the 18,804 shares, 14,545 shares of Common Stock Shares, acquired as a bonus in January 1999, are included herein.

64) Dr. Grady is currently an affiliate of Isonics Corporation. Dr. Grady is the Vice-President - Life Sciences.

65) The James & Carol Alexander Foundation, Inc. holds 45,455 shares of Common Stock obtained through the gift of Common Stock by James E. Alexander in December 1999.

66) Please see note 52. The James & Carol Alexander Foundation is an affiliate of Mr. Alexander's.

67) The Geneva Group, Inc. holds 4,000 shares of Common Stock. The shares of Common Stock were obtained through a compensation agreement to perform certain Investor Relations services granted in July 2000.



                              PLAN OF DISTRIBUTION

     The Selling Shareholders may, from time to time, offer and sell the shares included in this prospectus. The term "Selling Stockholders" includes pledgees, donees, transferees or other successors in interest selling shares that they acquired after the date of this prospectus from the Selling Shareholders as a pledge, gift or other non-sale related transfer. To the extent required, we may amend and supplement this prospectus from time to time to describe a specific plan of distribution.

     The Selling Shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The Selling Shareholders may make these sales at prices and under terms then prevailing or at prices related to the then current market price. The Selling Shareholders may also make sales in negotiated transactions, including pursuant to one or more of the following methods:


     - purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers;

     - block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - an over-the-counter distribution in accordance with the rules of the Nasdaq SmallCap Market; and

     -    in privately negotiated transactions.

     In connection with distributions of the shares or otherwise, the Selling Shareholders may:

     - enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume;

     - sell the shares short and redeliver the shares to close out such short positions;

     - enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of shares that this prospectus offers, which they may in turn resell; and

     - pledge shares to a broker-dealer or other financial institution, which, upon a default, they may in turn resell.

     In addition, the Selling Shareholders may sell any shares that qualify for sale pursuant to Rule 144 under Rule 144 rather than pursuant to this prospectus.

     In effecting sales, broker-dealers or agents that the Selling Shareholders engage may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Shareholders, in amounts that the parties may negotiate immediately prior to the sale.

     In offering shares that this prospectus covers, the Selling Shareholders, and any broker-dealers and any other participating broker-dealers who execute sales for the Selling Shareholders, may qualify as "underwriters" within the meaning of the Securities Act in connection with these sales. Any profits that the Selling Shareholders realize, and the compensation that they pay to any broker-dealer, may qualify as underwriting discounts and commissions.

     In order to comply with the securities laws of some states, the Selling Shareholders must sell the shares in those states only through registered or licensed brokers or dealers. In addition, in some states the Selling Shareholders must sell the shares only if we have registered or qualified those shares for sale in the applicable state or an exemption from the registration or qualification requirement is available and the Selling Shareholder complies with the exemption.

     We have advised the Selling Shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Shareholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against liabilities, including liabilities arising under the Securities Act.

     At the time a Selling Shareholder makes a particular offer of shares, if required, we will distribute a prospectus supplement that will set forth:

     -    the number of shares that the Selling Shareholder is offering;

     - the terms of the offering, including the name of any underwriter, dealer or agent;

     -    the purchase price paid by any underwriter;

     -    any discount, commission and other underwriter compensation;

     - any discount, commission or concession allowed or reallowed or paid to any dealer; and

     -    the proposed selling price to the public.

     We have agreed to indemnify the Selling Shareholders against certain liabilities, and each of the Selling Shareholders have agreed to indemnify us against certain liabilities, in both cases including liabilities under the Securities Act.

                            DESCRIPTION OF SECURITIES

     Our authorized capital stock consists of 20,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. As of September 20, 2000, there were outstanding 11,439,326 shares of Common Stock and 1,180,333 shares of Series A Convertible Preferred Stock. As of September 20, 2000, there were also outstanding options issued pursuant to our employee benefit plans to purchase a total of 878,352 shares, and other options and warrants to purchase a total of 3,813,794 shares of Common Stock. The number of outstanding shares includes 3,130,435 shares issued to Eagle-Picher pursuant to an exercise of a warrant to purchase 4,000,000; these shares are subject to forfeiture to the extent that Eagle-Picher does not deliver 200 kilograms of silicon-28 meeting certain specifications to Isonics by December 31, 2000. Eagle-Picher believes that we should issue it an additional 155,279 shares, although we dispute this calculation and we are continuing to discuss this matter.

COMMON STOCK

     Subject to preferences that may be applicable to any Preferred Stock outstanding at the time, the holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the Board of Directors may from time to time determine.

     Each shareholder is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of shareholders.

     Cumulative voting for the election of directors is specifically authorized by the Bylaws. Under cumulative voting for the election of directors, upon a proper and timely request by a shareholder, each shareholder is entitled to cast a number of votes equal to the number of shares held multiplied by the number of directors to be elected. The votes may be cast for one or more candidates. Thus, under cumulative voting, a majority of the outstanding shares will not necessarily be able to elect all of the directors, and minority shareholders may be entitled to greater voting power with respect to election of directors than if cumulative voting did not apply.

     The Bylaws provide that so long as we are a "listed company" as defined by applicable California law, there will not be cumulative voting in connection with the election of directors. At the present time, we are not a "listed company" as defined in California law, and therefore cumulative voting will continue to apply in connection with the election of directors.

     The Common Stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of Isonics, the remaining assets legally available for distribution to shareholders, after payment of claims or creditors and payment of liquidation preferences, if any, on outstanding Preferred Stock, are distributable ratably among the holders of the Common Stock and any participating Preferred Stock outstanding at that time. Each outstanding share of Common Stock is fully paid and nonassessable.

PREFERRED STOCK

     The Board of Directors is authorized, subject to any limitations prescribed by California law, to provide for the issuance of shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding), without any further vote or action by the shareholders. The Board of Directors may authorize the issuance of Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Common Stock. Thus, the issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of Isonics.

     We have issued 1,830,000 shares of our Series A Convertible Preferred Stock. This Preferred Stock may be converted to common shares of Isonics stock at a fixed conversion price of $1.50 per share, which would result in the exchange of one share of Common Stock for each share of Series A Convertible Preferred Stock. This conversion ratio is subject to dilution adjustments. The Series A Convertible Preferred Stock is entitled to receive dividends on a share-for-share basis with the shares of Common Stock except in the case of a "Silicon Isotope Transaction" as defined in the Certificate of Determination that was filed with the California Secretary of State to create the Series A Convertible Preferred Stock. If a "Silicon Isotope Transaction" occurs, the holders of Series A Convertible Preferred Stock have certain additional rights. The Series A Convertible Preferred Stock is entitled to a liquidation preference of $1.50 per share.

CLASS A WARRANTS

     Class A Warrants to purchase Common Stock were issued in September 1997 and are registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended. The following is a brief summary of certain provisions of the Warrants.

     We issued Class A Warrants to purchase an aggregate of 810,000 shares of Common Stock. We have also reserved 810,000 shares for issuance upon exercise of the Class A Warrants. Each Class A Warrant entitles the registered holder thereof to purchase one share of Common Stock at a price of $5.80, subject to adjustment, through September 21, 2001. After expiration, the Warrants will be void and of no value.

     We may redeem the Warrants at a price of $0.10 per Warrant on not less than 30 days' prior written notice if the average of the last reported bid and asked prices of the Common Stock (if the

Common Stock is then traded in the over-the-counter market) or the last reported sale price of the Common Stock (if the Common Stock is then traded on a national securities exchange or the Nasdaq National Market or SmallCap Market) has been at least $14.50 per share (subject to adjustment) for at least 20 consecutive trading days ending within three days prior to the date on which notice of redemption is given.

     The Warrants contain provisions that protect the holders thereof against dilution by adjustment of the exercise price and number of shares issuable upon exercise, on the occurrence of certain events, such as stock dividends, stock splits and recapitalizations. We are not required to issue fractional shares. In lieu of the issuance of such fractional shares, we will pay cash to such holders of the Warrants. In computing the cash payable to such holders, a share of Common Stock will be valued at its price immediately prior to the close of business on the expiration date. The holder of a Warrant will not possess any rights as a shareholder of Isonics unless such shareholder exercises such Warrant.

THE EXCHANGE OFFER

     On June 13, 2000, we offered to the holders of the outstanding warrants issued in our public offering (the "Class A Warrants") the opportunity to exchange their Class A Warrants for Class B Warrants. The exercise price for the Class B Warrants, $5.80 per share, is the same as that of the Class A Warrant. If a Class B Warrant is exercised before its expiration date (April 30, 2001), we will issue one share of Common Stock and one Class C Warrant. The Class C Warrants expire June 15, 2003, are exercisable for one share of Common Stock at a price of $10.00 per share, and are redeemable if our Common Stock trades at or above $15.00 per share for any 20 of 30 consecutive trading days.

CLASS B WARRANTS AND CLASS C WARRANTS

     No Class B Warrants have yet been issued, but they will be issued to holders of our Class A Warrants who accept the exchange offer.

     No Class C Warrants have yet been issued, but they will be issued to persons who exercise their Class A Warrants prior to the expiration of the exchange offer, or who exercise their Class B Warrants prior to their expiration. The Class C Warrants will also be registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

     The Class B Warrants and the Class C Warrants contain provisions that protect the holders thereof against dilution by adjustment of the exercise price and number of shares issuable upon exercise, on the occurrence of certain events, such as stock dividends, stock splits and recapitalizations. We are not required to issue fractional shares. In lieu of the issuance of such fractional shares, we will pay cash to such holders of the Warrants. In computing the cash payable to such holders, a share of Common Stock will be valued at its price immediately prior to the close of business on the expiration date. The holder of a Warrant will not possess any rights as a shareholder of Isonics unless such shareholder exercises such Warrant.

     The material terms and conditions of the Class B Warrants and the Class C Warrants are summarized above. See "THE EXCHANGE OFFER."

TRANSFER AGENT

The transfer agent for our Common Stock is Continental Stock Transfer & Trust Co., 2 Broadway, New York, NY 10004.


     SECURITIES AND EXCHANGE POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                  LIABILITIES

     The Articles of Incorporation of Isonics require it to indemnify its officers, directors, employees and agents against certain liabilities incurred by them in those capacities if they acted in good faith and reasonably believed their conduct was in the best interests of Isonics or not opposed to it. Isonics is also required to indemnify a person who is or was a director, officer, employee or agent of Isonics and who was successful, on the merits or otherwise, in defense of any proceeding to which he was a party, against reasonable expenses, which include attorneys' fees, incurred by him or her in connection with the proceeding.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Isonics under the provisions discussed in the previous paragraph, or otherwise, Isonics has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.


                                     EXPERTS

     The consolidated financial statements incorporated by reference to the annual Report on Form 10-KSB of Isonics Corporation for the year ended April 30, 2000, have been so incorporated in reliance on the report of Grant Thornton LLP, independent certified public accounts, given on the authority of said firm as experts in accounting and auditing.


                                  LEGAL MATTERS

     Certain legal matters have been passed upon for Isonics by Norton-Lidstone, P.C., Englewood, Colorado. The validity of the shares of Common Stock offered hereby have been passed upon as to matters of California law by Arter & Hadden, LLP, Los Angeles, California.

Back Cover Page of Prospectus

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ISONICS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.


     The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by the Registrant in connection with the issuance and distribution of the securities being offered. All expenses are estimated except the registration fee.

     Registration and filing fee                  $ 9,970
     Printing                                       5,000
     Accounting fees and expenses                  20,000
     Legal fees and expenses                       20,000
     Blue sky filing fees and expenses              5,000
     Transfer and Warrant Agent fees               10,000
     Miscellaneous                                 10,030
                                                  -------
     Total                                        $80,000


Item 15. Indemnification of Directors and Officers.

     The Articles of Incorporation of Isonics include a provision that eliminates to the fullest extent permitted by law the personal liability of its directors to Isonics and its shareholders for monetary damages for breach of the directors' fiduciary duties. This limitation has no effect on a director's liability


     (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;

     (ii) for acts or omissions that a director believes to be contrary to the best interests of Isonics or its shareholders or that involved the absence of good faith on the part of the director;

     (iii) for any transaction from which the director derived an improper personal benefit;

     (iv) for acts or omissions that show a reckless disregard for the director's duty to Isonics or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to Isonics or its shareholders; and

     (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to Isonics or its shareholders, under Section 310 of the California Corporations Code (the "California Code") concerning contracts or transactions between Isonics and a director or under Section 316 of the California Code concerning directors liability for improper dividends, loans and guarantees.

     The provision does not extend to acts or omissions of a director in his capacity as an officer. Further, the provision will not affect the availability of injunctions and other equitable remedies available to Isonics' shareholders for any violation of a director's fiduciary duty to Isonics or its shareholders.

     The Articles of Incorporation further authorize Isonics to indemnify its agents (as defined in Section 317(a) of the Code which includes directors and officers) through Bylaw provisions, agreements with agents, votes of shareholders or disinterested directors or otherwise, to the fullest extent permissible under California law. Pursuant to this provision, the Bylaws of Isonics provide for indemnification of directors and officers. The Bylaws also permit Isonics to enter into indemnity agreements with individual directors, officers, employees and other agents. Isonics intends to enter into such agreements with its directors and executive officers effective upon the closing of this offering. These Agreements, together with the Bylaws and Articles of Incorporation, may require Isonics, among other things, to indemnify directors or officers against certain liabilities that may arise by reason of their status or service as directors (other than liabilities resulting from willful misconduct of a culpable nature), to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain and maintain directors' and officers' insurance if available on reasonable terms.

     In addition to the rights to indemnification provided under California law, in the Articles of Incorporation and in the Bylaws, the 1996 Stock Option Plan provides indemnification to members of the Board of Directors, officers, or employees of Isonics to whom authority to act for the Board in connection with the Existing Plan is delegated shall be indemnified against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in defense of any proceeding to which he or she is made a party because of any action allegedly taken or alleged failure to act in connection with the Plan, and against amounts paid in settlement (if approved by independent legal counsel), or in satisfaction of any judgment in such proceeding, unless the director, officer, or employee, as the case may be, is adjudged to have behaved in bad faith, in a grossly negligent manner, or with intentional misconduct as to duties.

     Isonics currently has directors and officers' liability insurance.

     At present, there is no pending litigation or proceeding involving a director, officer or employee of Isonics pursuant to which indemnification is sought, nor is Isonics aware of any threatened litigation that may result in claims for indemnification.

     Section 317 of the Code and the Bylaws of Isonics make provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, Isonics has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     Reference is made to the following documents filed as exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein:

            Document                                   Exhibit Number
            --------                                   --------------
Underwriting Agreement                                      1.01
Registrant's Certificate of Incorporation                   3.01
Registrant's Bylaws                                         3.02

Form of Indemnity Agreement                                 10.09

Item 16. Exhibits and Financial Statement Schedules.

     (a)  Exhibits Pursuant to Item 601 of Regulation S-B:

Exhibit No.                 Title
-----------                 -----
   1.01*       Form of Underwriting Agreement.(1)

   3.01*       Registrant's Amended and Restated Articles of Incorporation. (1)

   3.02*       Registrant's Bylaws. (1)

   3.03* Certificate of Determination of Preferences and Rights of the Series A Preferred Stock. (SEE EXHIBIT 10.18)

   4.01*       Specimen Common Stock Certificate. (1)

   4.02*       Form of Representatives' Warrant Agreement. (1)

   4.03*       Form of Warrant Agreement between the Registrant and Continental
               Stock Transfer & Trust Company, Monroe Parker Securities. (1)

   4.04*       Specimen Class A Warrant Certificate (1)

   4.05*       Form of Warrant Agreement between the Registrant and Continental
               Stock Transfer & Trust Company(7)

   4.06* Specimen Class B Warrant Certificate (included as a part of exhibit 4.05)

   4.07* Specimen Class C Warrant Certificate (included as a part of exhibit 4.05)

   5.01+       Opinion of Arter & Hadden LLP

  10.01*       Registrant's 1996 Stock Option Plan. (1)(2)

  10.02* Form of Employment Agreement between the Registrant and certain officers of the Registrant. (1)(2)

  10.03*       Registrant's 1996 Executives Equity Incentive Plan. (1)(2)

  10.04*       Registrant's 1996 Equity Incentive Plan. (1)(2)

  10.05*       Memorandum of Agreement between Electrochemical Plant, AO
               Techsnabexport, Co., Ltd. and Registrant. (1)

  10.06*       Option Agreement between the Registrant and Yale University. (1)

  10.07*       Office Lease Agreement between Paulsen Properties and the
               Registrant dated as of January 1, 1996, as amended. (1)

  10.08*       Letter from Yale University to Registrant dated February 10,
               1996. (1)

  10.09* Form of Indemnity Agreement entered into by Registrant with each of its directors and investors. (2)

  10.10*       Stock Purchase Agreement, dated as of April 30, 1998, among
               Isonics Corporation, a California corporation, Metallurgy
               International, Inc., a Nevada corporation, and International
               Process Research Corporation, a Colorado corporation. (3)

  10.10.1*     Escrow Agreement, dated as of May 15, 1998, among Isonics
               Corporation, a California corporation, Metallurgy International,
               Inc., a Nevada corporation, Robert H. Cuttriss (as Agent), and
               Colorado Business Bank, as Escrow Agent. (3)

  10.11* Registration Rights Agreement dated as of September 27, 1996 by and between Registrant and certain investors. (1)

  10.12*       Employment Agreement between the Registrant and James E.
               Alexander. (1)(2)

  10.13*       Employment Agreement between the Registrant and Boris
               Rubizhevsky. (1)(2)

  10.14*       Security Agreement dated March 31, 1995 between Isonics and
               Isoserve, Inc. (1)

  10.15        Omitted

  10.16*       February 1997 Agreement between the Registrant, Electrochemical
               Plant and AO Techsnabexport, Co., Ltd. (1)

  10.17*       Letter from Yale University to Registrant dated January 28, 1997.
               (1)

  10.18* Certificate of Determination of Preferences and Rights of the Series A Preferred Stock. (4)

  10.19*       Form of Subscription Agreement. (4)

  10.20*       Form of Warrant. (4)

  10.21*       Investment Banking Agreement. (4)

  10.22*       Form of Registration Rights Agreement. (4)

  10.23*       Asset Purchase Agreement dated December 1, 1999 between the
               Registrant and Eagle-Picher Technologies, LLC. (5)

  10.24*       Registration Rights Agreement dated December 1, 1999 between the
               Registrant and Eagle-Picher Technologies, LLC. (5)

  10.25* Warrant Agreement dated December 1, 1999 between the Registrant and Eagle-Picher Technologies, LLC. (5)

  10.26*       Supply Agreement between the Registrant and Eagle-Picher
               Technologies, LLC. (6)

  20.01*       Form of Letter of Transmittal (7)

  23.10+       Consent of independent accountants.

  23.11+       Consent of Arter & Hadden, LLP  (see exhibit 5.01)

  24.01+       Power of Attorney (see signature page).

  27.01*       Financial Statement Schedule


(1) Incorporated herein by reference to exhibit filed with Isonics' Registration Statement on Form SB-2 ("Registration Statement") (Commission file No. 333-13289) in which this exhibit bears the same number except exhibit 3.01 which was numbered 3.03 in that registration statement.

(2) Items that are management contracts or compensatory plans or arrangements required to be filed as exhibits pursuant to Item 13(a) of Form 10-KSB.

(3) Filed with Isonics' Current Report on Form 8-K (File No. 001-12531), dated May 15 and filed May 27, 1998, and incorporated herein by reference.

(4) Filed with Isonics' Current Report on Form 8-K (File No. 001-12531), dated July 29 and filed August 12, 1999, and incorporated herein by reference.

(5) Filed with Isonics' Current Report on Form 8-K (File No. 001-12531) dated December 1, 1999 and filed December 10, 1999, and amendment thereto filed February 10, 2000, and incorporated herein by reference.

(6)  Confidential treatment requested.

(7)  Filed with Isonics Registration Statement on Form S-4 (File No. 333-37696)

*    Previously filed.

+    Filed herewith.

Item 17. Undertakings.

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

     The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to the information in the Registration Statement, including (but not limited to) any addition or deletion of a managing underwriter; (2) that for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered, to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the Registrant's Articles of Incorporation, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Golden, Jefferson County, State of Colorado, on September 25, 2000.

                                       ISONICS CORPORATION

                                       By: /s/ James E. Alexander
                                           -------------------------------
                                           James E. Alexander, President


     In accordance with the requirements of the Securities Act of 1933, the following persons in their capacities and on the dates stated signed this registration statement.

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears constitutes and appoints James E. Alexander and Boris Rubizhevsky, or either of them, as true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign the Registration Statement file herewith and any or all amendments to said Registration Statement (including post-effective amendments and registration statements filed pursuant to Rule 462 and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, the Securities and Exchange Commission granting unto said attorney-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

                             President, Chief Executive
                             Officer, Chairman and
/s/ James E. Alexander       Director                           September 25, 2000
------------------------

                             Vice Chairman,
/s/ Boris Rubizhevsky        Director                            September 25, 2000
------------------------


/s/ Lindsay A. Gardner       Director                            September 25, 2000
------------------------


/s/ Richard Parker           Director                            September 25, 2000
------------------------


/s/ Larry J. Wells           Director                            September 25, 2000
------------------------

                             Chief Financial Officer and
/s/ Brantley J. Halstead     Principal Accounting Officer        September 25, 2000
------------------------



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